UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported) FEBRUARY 27, 2006
                                                      ------------------

                             SOLITRON DEVICES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

                001-04978                                 22-1684144
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        (Commission File Number)               (IRS Employer Identification No.)


3301 ELECTRONICS WAY, WEST PALM BEACH, FLORIDA                    33407
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   (Address of Principal Executive Offices)                     (Zip Code)

                                 (561) 848-4311
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            Solitron Devices, Inc. (the "Company") and the United States Environmental Protection Agency ("USEPA") entered into a definitive agreement to resolve the Company's alleged liability to USEPA under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9600 et seq. at the following five sites: (1) Solitron Microwave Superfund Site, Port Salerno, Florida; (2) Petroleum Products Corporation Superfund Site, Pembroke Park, Florida; (3) Casmalia Resources Superfund Site, Santa Barbara, California; (4) Solitron Devices Superfund Site, Riviera Beach, Florida; and (5) City Industries, Inc. Superfund Site, Orlando Florida. USEPA contends that the Company is liable for a share of past and future costs incurred by USEPA in connection with the investigation and remediation of the five sites. At a meeting with USEPA on March 23, 2001, USEPA contended that the Company's alleged share of liability at four of the five sites totaled approximately $7.65 million, which USEPA broke down on a site by site basis for four of the sites as follows: Solitron Microwave Superfund Site - $3.8 million; Petroleum Products Corporation Superfund Site - $150,000; Casmalia Resources Superfund Site - $2.7 million; and Solitron Devices Superfund Site - $1.0 million.

            The terms and conditions of the Ability to Pay Multi-Site Settlement Agreement ("Agreement") require the Company to pay to USEPA the principle sum of $74,000, payable in equal quarterly installments, plus any accrued interest due, during the first two years from the effective date of the Agreement, and $10,000 per year or 5% of the Company's net after tax income, determined in accordance with generally accepted accounting principles and not utilizing an accelerated depreciation schedule, above $500,000 per year, whichever is greater, in years three through seven from the effective date of the Agreement. For payment to USEPA to be above $10,000 per year in years three through seven from the effective date of the Agreement, the Company's net income must exceed $700,000 per year in each respective year. The Agreement provides that, in consideration of the Company's obligations under the Agreement, USEPA covenants not to sue or to take administrative action against the Company under CERCLA with regard to the five sites. Additionally, the Company covenants not to sue the U.S., its contractors or employees with respect to the five sites of this agreement.

            The Agreement was signed by the Company, USEPA and the United States Department of Justice and finalized following a public comment period of thirty
(30) days.

            On February 24, 2006, USEPA provided notice to the Company that the Agreement was effective as of February 24, 2006, requiring the Company to submit payment per the terms of the Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 27, 2006                         SOLITRON DEVICES, INC.


                                          /s/ Shevach Saraf
                                          --------------------------------------
                                          Chairman of the Board, President,
                                          Chief Executive Officer,
                                          Treasurer and Chief Financial Officer